UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2014

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 16, 2014, the Board of Directors of CoreLogic, Inc. (the “Company”) appointed Frank D. Martell to the newly-created position of Chief Operating and Financial Officer of the Company. Mr. Martell, age 54, has previously served as the Company’s Chief Financial Officer since August 2011.
A complete discussion of Mr. Martell’s biographical information was previously disclosed in Amendment No. 2 to the Company’s Annual Report on Form 10-K/A, filed with the U.S. Securities and Exchange Commission on April 30, 2014, and such information is hereby incorporated by reference.
Mr. Martell is currently party to an employment agreement with the Company, effective as of August 29, 2011, in his capacity as Chief Financial Officer (the “Employment Agreement”). In connection with Mr. Martell’s promotion, the Company and Mr. Martell are entering into an amendment (the “Amendment”) to the Employment Agreement, effective as of June 16, 2014. The Amendment provides as follows:

•	Mr. Martell’s title is changed from Chief Financial Officer to Chief Operating and Financial Officer with corresponding duties and responsibilities; and

•	Mr. Martell’s base salary is increased from $550,000 to $650,000.
All other substantive terms and conditions of the Employment Agreement remain unchanged.
Item 7.01. Regulation FD Disclosure
The Company’s press release, dated June 17, 2014, announcing Mr. Martell’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 7.01 of Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 17, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date:	June 17, 2014	By:	/s/ ANAND K. NALLATHAMBI
		Name:	Anand K. Nallathambi
		Title:	President and Chief Executive Officer